                                                                     EXHIBIT 8.2

                        [KING & SPALDING LLP LETTERHEAD]

                                 July ___, 2004

SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia  30308

         Re:  Federal Income Tax Consequences of Merger of National Commerce
              Financial Corporation with and into SunTrust Banks, Inc.
              --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to SunTrust Banks, Inc., a Georgia corporation
("SunTrust"), in connection with the Agreement and Plan of Merger dated as of
May 7, 2004 (the "Merger Agreement"), between National Commerce Financial
Corporation, a Tennessee corporation ("NCF") and SunTrust, pursuant to which NCF shall be merged with and into SunTrust with SunTrust as the surviving corporation (the "Merger") on the terms and conditions set forth therein.

         For purposes of this letter, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                              INFORMATION RELIED ON

         In rendering our opinion, we have examined such documents as we have deemed appropriate, including (i) the Merger Agreement, (ii) the Registration
Statement on Form S-4 (the "Registration Statement") filed by SunTrust with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed Merger, and
(iii) the representation letters of NCF and SunTrust delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and have made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the

SunTrust Banks, Inc.
June ___, 2004

authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         We have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are
accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, (iii) the factual representations made by NCF and SunTrust in the Representation Letters are and will remain accurate and complete at all times up to and including the Effective Time, and (iv) any factual representations made in the Merger Agreement or the Representation
Letters "to the knowledge of," or based on the belief of, NCF or SunTrust or similarly qualified are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, in each case without such qualification. We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

                                     OPINION

         Based upon the foregoing, we hereby confirm our opinion set forth in the Registration Statement under the caption "Material United States Federal
Income Tax Consequences."

         Our opinion is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements of fact set out herein that we have assumed, with your consent, to be accurate and complete.
Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of the assumed facts set out herein is, or later becomes, inaccurate.
Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

         We understand that this opinion will appear as Exhibit 8.2 of the
Registration Statement. We hereby consent to such use of our opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission thereunder.

                                                           Very truly yours,

                                                           King & Spalding LLP